UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 8, 2011

RELM Wireless Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-07336	59-34862971
(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (321) 984-1414

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)           On March 8, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of RELM Wireless Corporation (the “Company”) adopted an executive incentive bonus plan for the fiscal year ending December 31, 2011 (the “Plan”) for the Company’s “named executive officers” (for whom disclosure is required and shall be made in the Company’s definitive 2011 proxy statement pursuant to Item 402(c) of Regulation S-K), namely, David P. Storey, President and Chief Executive Officer, William P. Kelly, Executive Vice President and Chief Financial Officer, James E. Gilley, Chief Technology Officer and Vice President, and Harold B. Cook, Executive Vice President of Operations.

Under the Plan,  each of the named executive officers is eligible to receive cash and stock option awards if the Company achieves reportable audited pre-tax net income for the fiscal year ending December 31, 2011 that is not less than 100% of the minimum criterion for pre-tax net income as specified in the Plan, provided that no executive officer shall be eligible to receive any such award unless he is still employed by the Company at the time the Committee acts to grant any such award.

The maximum aggregate amount of cash awards payable under the Plan to the named executive officers is 10% of the Company’s reportable audited pre-tax net income for the fiscal year ending December 31, 2011 at or above such minimum criterion for pre-tax net income, provided that the named executive officers may not receive cash awards that exceed 100% of their base salaries (the “Cash Award Pool”). The Cash Award Pool is allocable to the named executive officers as follows: 36% to Mr. Storey, 26% to Mr. Kelly, 19% to Mr. Cook and 19% to Mr. Gilley.

The maximum aggregate amount of stock option awards payable under the Plan to the named executive officers is 100,000 stock options upon the Company achieving reportable audited pre-tax net income for the fiscal year ending December 31, 2011 at or above such minimum criterion for pre-tax net income (the “Stock Option Award Pool”).  The Stock Option Award Pool is allocable to the  named executive officers as follows: 45% to Mr. Storey, 25% to Mr. Kelly, 15% to Mr. Cook and 15% to Mr. Gilley.  Any stock option award is to have an exercise price equal to either the book value per share or fair market value per share, whichever is greater on the date of grant, is to vest one-third on the date of grant and thereafter one-third on the first and second anniversaries of the date of grant (so long as the named executive officer is then employed by the Company) and is to have a term of ten years and such other terms designated by the Committee on the date of grant.

Under the Plan, the Committee may grant discretionary awards to the named executive officers if the Company achieves reportable audited pre-tax net income for the fiscal year ending December 31, 2011 below or above such minimum criterion for pre-tax net income.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION
(Registrant)

Date: March 14, 2011	By:	/s/William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer

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